SOUTHWEST GAS HOLDINGS, INC.
AMENDED AND RESTATED 2006 RESTRICTED STOCK/UNIT PLAN

Effective September 19, 2006
Amended and Restated May 7, 2008
Amended and Restated July 27, 2010
Amended and Restated May 10, 2012
Amended and Restated May 4, 2016
Amended and Restated December 28, 2016

SOUTHWEST GAS HOLDINGS, INC.
RESTRICTED STOCK/UNIT PLAN
1.Purposes of the Plan
The purpose of this Plan is to promote the success of the Company and its Subsidiaries by providing an additional means through the grant of Awards to attract, motivate, retain, and reward key Employees, including Officers of the Company, with incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate, and retain experienced and knowledgeable independent Directors.
2.    Definitions
The following definitions shall apply as used herein and in the Award Agreements and Notices except as defined otherwise in an Award Agreement or Notices. In the event a term is separately defined in an Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)    “Administrator” means the compensation committee of the Board or such other Committee appointed to administer the Plan, consisting of independent members of the Board.
(b)    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(c)    “Award” means the grant of Restricted Stock or Restricted Stock Units under the Plan.
(d)    “Award Agreement” means a written agreement specifying the terms and conditions of Awards and Restricted Stock Units granted under this Plan executed by the Company and the Grantee, including any amendments thereto.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cause” means (i) a material act of theft, misappropriation, or conversion of corporate funds committed by the Grantee, or (ii) the Grantee’s demonstrably willful, deliberate, and continued failure to follow reasonable directives of the Board or the Chief Executive Officer of the Company which are within the Grantee’s ability to perform. Notwithstanding the foregoing, for the 24-month period following a Change in Control Event, the Grantee shall not be deemed to have been terminated for Cause unless and until: (1) there shall have been delivered to the Grantee a copy of a resolution duly adopted by the Board in good faith at a meeting of the Board called and held for such purpose (after reasonable notice to the Grantee and an opportunity for the Grantee, together with his or her counsel, to be heard before the Board), finding that the Grantee was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail; and (2) if the Grantee contests such finding (or a conclusion that he or she has failed to timely cure the performance in response thereto), the arbitrator, by final determination in an arbitration proceeding pursuant to Section 17 hereof, has concluded that the Grantee’s conduct met the standard for termination for Cause above and that the Board’s conduct met the standards of good faith and satisfied the procedural and substantive conditions of this Section 2(f) (collectively, the “Necessary Findings”). The Grantee’s costs of the arbitration shall be advanced by the Company and shall be repaid to the Company if the arbitrator makes the Necessary Findings.
(g)    “Change in Control Event” means the consummation of any of the following:
(i)    The dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (ii) below.
(ii)    A merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries or other affiliates (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a Parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company immediately before the Business Combination; and (B) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination. The shareholders before and after the Business Combination shall be determined on the presumptions that (x) there is no change in the record ownership of the Company’s securities from the record date for such approval until the consummation of the Business Combination; and (y) record owners of securities of the Company hold no securities of the other parties to such reorganization.
(iii)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Excluded Person, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of Directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (ii) above.
(iv)    During any period not longer than twelve consecutive months, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
(v)    Any transaction (A) involving a Subsidiary of the Company, (B) to which the holder of an outstanding Award is then providing services, and (C) immediately after which the shareholders of the Company who own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of such Subsidiary, determined immediately prior to such transaction, do not own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of such Subsidiary (or the surviving or resulting entity immediately after such transaction), provided that such transaction shall constitute a Change in Control Event only with respect to such Award.
(vi)    Notwithstanding the foregoing, prior to the occurrence of any of the events described in clause (ii) through (v) above, the Board may determine that such an event shall not constitute a Change in Control Event for purposes of the Plan and Awards granted under it. Additionally, notwithstanding the foregoing, any transaction immediately after which more than fifty percent (50%) of the outstanding voting securities of the Company (or the surviving or resulting entity immediately after such transaction) is, or will be, owned, directly or indirectly, by shareholders of the Company or an affiliate of the Company who own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of the Company, determined immediately before such transaction, shall not constitute a Change in Control Event.
(h)    “Code” means the Internal Revenue Code of 1986, as amended.
(i)    “Committee” means the Compensation Committee of the Board or such other committee composed of independent members of the Board.
(j)    “Common Stock” means the common stock of the Company.
(k)    “Company” means Southwest Gas Holdings, Inc., a California corporation, or any successor entity that adopts the Plan in connection with a Change in Control Event.
(l)    “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director, or consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director, or consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director, or consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(m)    “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(n)    “Director” means a non-Employee member of the Board or the board of directors of any Related Entity.
(o)    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than one hundred and eighty (180) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(p)    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Excluded Person” means (i) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (ii) the Company, or (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.
(s)    “Grantee” means an Employee or Director who receives an Award under the Plan.
(t)    “Notice” means the written notice memorializing the grant of each Award hereunder and specifying, among other things, the date, number of Restricted Stock Units granted and vesting schedule applicable to each such Award.
(u)    “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(v)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w)    “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.
(x)    “Plan” means this 2006 Restricted Stock/Unit Plan, as amended from time to time.
(y)    “Related Entity” means any Parent or Subsidiary of the Company.
(z)    “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(aa)    “Restricted Stock Units” or “Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for Shares or other securities or a combination of Shares or other securities as established by the Administrator.
(bb)    “Retirement” means:
(i)    with respect to Employees, a termination of an Employee’s employment with the Company or a Related Entity on or after the Employee has attained his or her early retirement date or normal retirement date as defined in the Retirement Plan for Employees of Southwest Gas Corporation (or such other Retirement Plan applicable to an Employee if the Employee is providing services to a Subsidiary other than Southwest Gas Corporation and the Employee does not participate in the Retirement Plan for Employees of Southwest Gas Corporation), as amended and in effect from time to time.
(ii)    with respect to non-Employee Directors, a termination of a Director’s service to the Company or a Related Entity as a Director on or after his or her “normal retirement date” which is the earlier of the first day of the month following the month in which the non-Employee Director (A) reaches age seventy-two (72), or (B) has completed at least ten (10) years of service (in the aggregate) to the Company or a Related Entity as a Director.
(cc)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(dd)    “Share” means a share of the Common Stock.
(ee)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan
(a)    Subject to the provisions of Section 9 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 1,050,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expired (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited such Shares shall become available for future grant under the Plan. During the ten (10) year period following approval of the Plan by the Company’s shareholders and to the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award, which are surrendered in satisfaction of tax withholding obligations incident to the vesting of an Award, shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.
4.    Administration of the Plan
(a)    Plan Administrator.
(i)    Administration with Respect to Covered Employees, Directors, and Officers. With respect to grants of Awards to Covered Employees, Directors, and Employees who are also Officers or Directors of the Company, the Plan shall be administered by a Committee designated by the Board, which Committee (A) shall be comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation and (B) shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)    Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)    to select the Employees and Directors to whom Awards may be granted from time to time hereunder;
(ii)    to determine whether and to what extent Awards are granted hereunder;
(iii)    to determine the number of Shares or Restricted Stock Units to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under the Plan;
(v)    to determine the terms and conditions of any Award granted hereunder;
(vi)    to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;
(vii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan; and
(viii)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive, and binding on all persons having an interest in the Plan.
(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5.    Eligibility
Awards may be granted to Employees and Directors. An Employee or Director who has been granted an Award may, if otherwise eligible, be granted additional Awards.
6.    Terms and Conditions of Awards
(a)    Designation of Award. Each Award shall be designated in a Notice and shall be subject to the terms and conditions of an Award Agreement.
(b)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule (if any), resale restrictions applicable to the Shares issued pursuant to Awards, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) operating costs, (vi) gross margin, (vii) return on equity, (viii) return on assets, (ix) return on investment, (x) operating income, (xi) net operating income, (xii) pre-tax profit, (xiii) cash flow, (xiv) revenue, (xv) expenses, (xvi) earnings before interest, taxes and depreciation, (xvii) economic value added, (xviii) market share, (xix) gas segment return on equity, (xx) customer to employee ratio, (xxi) customer service satisfaction, (xxii) performance of the Company relative to a peer group of companies and/or indexes. The performance criteria may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition and to the extent appropriate, the performance criteria will be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual, or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the Awards intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award intended to be performance-based compensation; provided however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the performance criteria are established if so determined by the Committee. Certain provisions, terms and conditions applicable to Awards have been set forth in Appendix A and Appendix B hereto.
(c)    Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption, or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase, or other form of transaction.
(d)    Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(e)    Individual Limit for Restricted Stock and Restricted Stock Units. For Awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 20,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9 below.
(f)    Transferability of Awards. Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(g)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award.
7.    Taxes
No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any federal, state, local, or non-U.S. income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon the issuance of Shares, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the vesting of an Award.
8.    Conditions Upon Issuance of Shares
(a)    If at any time the Administrator determines that the delivery of Shares pursuant to an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
(b)    As a condition to the exercise or issuance of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
9.    Adjustments Upon Changes in Capitalization
Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of Shares subject to an Award.
10.    Change in Control Event
Except as provided otherwise in an Award Agreement or a Notice, in the event of a Change in Control Event, each Award which is at the time outstanding under the Plan automatically shall (i) become fully vested and be released from any repurchase, forfeiture, or transfer restrictions and (ii) with respect to Restricted Stock Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event, for all of the Shares or Units at the time represented by such Award.
11.    Effective Date and Term of Plan
The Plan was originally effective upon its adoption by the Board of Directors of Southwest Gas Corporation and was continued by an affirmative vote of its shareholders at its 2016 Annual Meeting for a term ending May 31, 2021.
12.    Amendment, Suspension, or Termination of the Plan
(a)    The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws.
(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)    No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee.
13.    Reservation of Shares
(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
14.    No Effect on Terms of Employment/Consulting Relationship
The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed “at will” is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
15.    No Effect on Retirement and Other Benefit Plan
Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
16.    Construction
Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
17.    Arbitration and Litigation
(a)    Any dispute, controversy, or claim arising out of or in respect to this Plan (or its validity, interpretation, or enforcement) or the subject matter hereof must be submitted to and settled by arbitration conducted before a single arbitrator (chosen from a list of arbitrators provided by the American Arbitration Association with each party hereto taking alternate strikes and the remaining arbitrator hearing the dispute). The arbitration will be conducted in Clark County, Nevada, in accordance with the then current rules of the American Arbitration Association or its successor. The arbitration of such issues, including the determination of any amount of damages suffered, will be final and binding upon the parties to the maximum extent permitted by law. The arbitrator in such action will not be authorized to change or modify any provision of the Plan. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator will award reasonable legal fees and expenses (including arbitration costs) to the prevailing party upon application therefor. The parties consent to the jurisdiction of the Supreme Court of the State of Nevada and of the U.S. District Court for the District of Nevada for all purposes in connection with arbitration, including the entry of judgment of any award.
(b)    Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses, and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents and employees, and all others acting on behalf or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration, the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration to perform, correct, vacate, or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Plan Document effective the 28th day of December, 2016.

SOUTHWEST GAS HOLDINGS, INC.

By: _/s/ John P. Hester_____________
John P. Hester, President and CEO

APPENDIX A TO THE 2006 RESTRICTED STOCK/UNIT PLAN
TARGET AWARD OPPORTUNITY FOR EACH GRANTEE

Position	% of Year-End Base Salary	Range of Award Grant*
Chief Executive Officer	45	22.5 to 67.5
President	30	15.0 to 45.0
Executive Vice President	25	12.5 to 37.5
Senior Vice President	20	10.0 to 30.0
Vice President	15	7.5 to 22.5
Other Participants	10	5.0 to 15.0
Non-Employee Directors		800 Restricted Stock or Stock Units
___________________

*
Awards granted pursuant to the Plan will range from 50 percent to 150 percent of the target Award opportunity for each participant, other than non-Employee Directors, established for the initial Award. The actual Award will be determined based on the three-year average Management Incentive Plan payout percentage (the “MIP Payout Percentage”) for the three years immediately preceding the Award determination date. The threshold to earn an Award will be a MIP Payout Percentage of 90. The Award will increase by five percent for each one percentage point increase in the MIP Payout Percentage until such percentage equals 100, then the increase will be reduced to two and one-half percent for each percentage point increase through 120.

*	Awards granted pursuant to the Plan to Directors will be set at 800 Restricted Stock or Stock Units per year.

*
Once the Awards are established, they will be converted into Restricted Stock or Stock Units, based on the average of the closing prices of the Common Stock on the New York Stock Exchange for the first five trading days of the month in which the award is granted.

___________________
1.    Vesting Schedule of Awards
(a)    Awards to Employees.
(i)    With respect to Awards to Employees, unless otherwise set forth in an Award Agreement, a Notice or in an amendment to this Appendix A, the Shares or Units subject to an Award shall vest and be paid out in Common Stock over a three (3) year period as follows: forty percent (40%) of the Shares or Units subject to the Award shall vest on the 4th of January following the Award (the “Vesting Commencement Date”) and thirty percent (30%) of the Shares or Units subject to the Award shall vest on each of the second and third anniversaries of the Vesting Commencement Date.
(ii)    During any authorized leave of absence, the vesting of the Shares or Units awarded to Employees only as provided above shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Shares or Units shall resume upon the Employee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Shares or Units shall be extended by the length of the suspension.
(iii)    Notwithstanding the foregoing, in the event the Employee’s Continuous Service terminates as the result of Death, Retirement, or Disability, the Employee will be entitled to receive the Award for the current Plan year determined on a pro rata basis according to the number of months actually worked during the current year while participating in the Plan. This Section 1(a)(iii) of Appendix A is effective January 17, 2012 with retroactive and prospective effect.
(iv)    With respect to Restricted Stock Units, Awards shall be credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the Common Stock. Any such notional dividends shall be valued as of the date on which they are credited to the Employee and reallocated to acquire additional Units. Such additional Units shall vest in accordance with the vesting schedule set forth in the applicable Notice or Award Agreement as if such Units had been issued on the date of such Award (if any).
(v)    Notwithstanding the foregoing, in the event the Employee’s Continuous Service terminates as the result of Death, Retirement, or Disability, 100% of the Shares or Units shall become fully vested and no longer subject to forfeiture to the Company. In the event of a Change in Control Event, each Award which is at the time outstanding under the Plan automatically shall (i) become fully vested and be released from any repurchase, forfeiture, or transfer restrictions and (ii) with respect to Restricted Stock Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event, for all of the Shares or Units at the time represented by such Award.
(c)    Awards to Directors. Subject to the Director’s Continuous Service, Awards shall vest in accordance with either of the following schedules:
(i)    Forty percent (40%) of the Shares or Units subject to an Award shall vest on the 4th of January following the award (Vesting Commencement Date), and thirty percent (30%) on each of the second and third anniversaries of the Vesting Commencement Date. Vesting of the Shares or Units shall accelerate so that one hundred percent (100%) of the Shares or Units subject to the Award shall vest (i) in the event of a Change in Control Event and, with respect to Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event or (ii) upon termination of the Director’s Continuous Service as a result of death, Disability, or Retirement. Notwithstanding the foregoing, Shares or Units subject to an Award granted on or after January 17, 2012, shall vest on the Award Date. With respect to Restricted Stock Units, the conversion of the Units into Shares, however, will not occur until the Director’s Continuous Service terminates, or immediately prior to a Change in Control Event.
(ii)    With respect to Restricted Stock Units, Awards shall be credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the Common Stock. Any such notional dividends shall be valued as of the date on which they are credited to the Director and reallocated to acquire additional Units. Such additional Units shall vest in accordance with the vesting schedule set forth in the applicable Award Agreement as if such Units had been issued on the date of such Award (if any).

APPENDIX B TO THE 2006 RESTRICTED STOCK/UNIT PLAN
ADDITIONAL GRANTS TO NON-EMPLOYEE DIRECTORS

Commencing January 2009, non-Employee Directors will be entitled to receive annual grants of Restricted Stock Units tied to the performance of the Company. Each non-Employee Director will receive a target Award opportunity of 1,000 Units.
The Award granted will range from 50 to 150 percent of the target Award opportunity for each non- Employee Director. The Awards granted annually will be determined based on the three-year average Management Incentive Plan payout percentage (the “MIP Payout Percentage”) for the three years immediately preceding the Awards determination date. The threshold to earn Awards will be a MIP Payout Percentage of 90. The Awards will increase by five percent for each one percentage point increase in the MIP Payout Percentage until such percentage equals 100, then the increase will be reduced to two and one-half percent for each percentage point increase through 120.
Vesting Schedule of Awards
Subject to the Director’s Continuous Service, Awards shall vest in accordance with either of the following schedules:

(a)
Forty percent (40%) of the Units subject to each annual Award shall vest on the 4th of January following the award (the “Vesting Commencement Date”), and thirty percent (30%) on each of the second and third anniversaries of the Vesting Commencement Date. Vesting of the Units shall accelerate so that one hundred percent (100%) of the Units subject to the Award shall vest (i) in the event of a Change in Control Event and, with respect to Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event or (ii) upon termination of the Director’s Continuous Service as a result of death, Disability, or Retirement. Notwithstanding the foregoing, Shares or Units subject to an Award granted on or after January 17, 2012, shall vest on the Award Date. Conversion of the vested Units into Shares, however, will not occur until the Director’s Continuous Service terminates, or immediately prior to a Change in Control Event.

(b)
With respect to the Awards, notional dividends shall be credited at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the Common Stock. Any such notional dividends shall be valued as of the date on which they are credited and reallocated to acquire additional Units. Such additional Units shall vest in accordance with the vesting schedule set forth above, as if such Units had been issued on the date of such Awards.